UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2015

PARKERVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure under Item 3.02 is incorporated herein by reference to the extent required.

Item 3.02.	Unregistered Sales of Equity Securities.

On December 18, 2015, ParkerVision, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers identified on the signature pages thereto (the “Investors”), which provides for the sale of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at a price of $0.19 per share.  In addition, the Company entered into a subscription agreement (“Subscription Agreement”) pursuant to which one of the Company’s directors agreed to purchase an aggregate of 208,333 shares of Common Stock at a purchase price of $0.24 per share.  The aggregate gross proceeds from the offerings is approximately $2,100,000.

The total number of shares that are subject to the Purchase Agreement and the Subscription Agreement represent 11.2% of the issued and outstanding shares of Common Stock immediately prior to the entry into the agreements.

Under the Purchase Agreement, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement or related documents or (ii) any action instituted against an Investor by any of the Company’s shareholders (other than shareholders who are affiliated with such Investor) with respect to the offering, subject to certain exceptions. The Purchase Agreement also contains customary representations and warranties and covenants of the Company and is subject to customary closing conditions. The Company anticipates that the offering will close on or about December 23, 2015 (“Closing Date”), subject to the satisfaction or waiver of the closing conditions.

In addition, under the Purchase Agreement, the Company has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors prior to the closing of the offering. Pursuant to the Registration Rights Agreement, the Company will register the shares of Common Stock purchased by the Investors under the Securities Act of 1933, as amended, for resale by the Investors. The Company has committed to file the registration statement by the 20th calendar day following the Closing Date and to cause the registration statement to become effective by the 75th calendar day following the Closing Date (or, in the event of a “full review” by the Securities and Exchange Commission, the 90th calendar day following the Closing Date). However, if the Company is notified by the Securities and Exchange Commission that the registration statement will not be reviewed or is no longer subject to further review and comments, the Company will cause the registration statement to become effective on the fifth trading day following such notice. The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events, including failure by the Company to the file the registration statement or cause it to become effective by the deadlines set forth above. The amount of the liquidated damages is 1.0% of the aggregate subscription amount paid by an Investor for the shares purchased by the Investor affected by the event that are still held by the Investor upon the occurrence of the event, and monthly thereafter, up to a maximum of 10% per event and an aggregate maximum of 30%.

The Subscription Agreement contains customary representations and warranties of the purchaser and the purchase of Common Stock thereunder will occur on the Closing Date.

The Common Stock was offered and sold solely to accredited investors on a private placement basis under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement and the Subscription Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached as part of Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement and List of Investors.
10.2	Form of Registration Rights Agreement.
10.3	Subscription Agreement
99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2015

PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement and List of Investors.
10.2	Form of Registration Rights Agreement.
10.3	Subscription Agreement.
99.1	Press release.